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                                  Exhibit 10.34

                                 LEASE AGREEMENT

      This Lease is made as of this 14th day of May, 1999, between MORELAND PROPERTIES, LLC ("Landlord") and LITHIA REAL ESTATE, INC. ("Tenant")

      For and in consideration of the mutual covenants contained herein, Landlord and Tenant agree as follows:

      1. LEASE DATA; DEFINITIONS. Whenever used in this Lease, the following terms shall have the meanings indicated below.

            1.1 Applicable Laws. Any law, ordinance, code, order, rule or regulation of any Governmental Authority.

            1.2 Commencement Date. May 14, 1999

            1.3 Expiration Date. May 31, 2009, subject to extension in accordance with Section 4 hereof.

            1.4 Governmental Authority. The United States, the State of Colorado, and any political subdivision thereof or any local public or quasi-public authority, agency, department, commission, board, bureau or instrumentality of any of them including, with respect to matters pertaining to insurance, rating bureaus or insurance carriers to the extent they have power to impose conditions on the issuance of policies or the coverage thereof.

            1.5 Notice Addresses.

                Landlord:   Moreland Properties, LLC
                            2727 S. Havana
                            Aurora, Colorado 80014

                Tenant:     Lithia Real Estate, Inc.
                            360 E. Jackson St.
                            Medford, Oregon 97501

            Landlord or Tenant may change its Notice Address in the manner set forth in Section 20.5.

            1.6 Premises. That certain real property located in Arapahoe County, Colorado, legally described in Exhibit A hereto, together with all improvements and fixtures thereon.

            1.7 Rent. The Rent payable hereunder as set forth in Section 3 and 4 hereof.


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            1.8 Term. A ten (10) year period commencing on the Commencement Date and expiring on the Expiration Date, subject to Tenant's right to extend the Term for eight (8) additional five (5) year renewal terms in accordance with
Section 4 hereof.

      2. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises during the Term hereof, upon the terms and conditions contained herein.

      3. RENT.

            3.1 Initial Rent. Tenant shall pay Rent for the Premises in equal monthly installments initially of Thirty-Two Thousand, Five Hundred Dollars ($32,500) per month, in advance on the first (1st) day of each calendar month included in the Term, as the same may be extended. All Rent shall be paid in lawful money of the United States at the address of Landlord set forth in this Lease or at such other place as Landlord in writing may designate, without notice, offset, demand, or deduction (except as otherwise set forth herein). For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay the prorata portion of the Rent installment for each day of such portion, payable in advance at the beginning of such portion. All monies to be paid under this Lease by Tenant to Landlord will be Additional Rent, and will be due and payable without offset, demand, or deduction, and Landlord will have the same remedies for Tenant's failure to pay the Additional Rent as for the nonpayment of Rent.

            3.2 Rent Adjustment. Commencing on the fifth anniversary of the Commencement Date and thereafter annually on each subsequent anniversary of the Commencement Date during the original ten (10) year Term of this Lease, monthly Rent payable hereunder shall be increased from that payable in the immediately preceding lease year by the lesser of (i) two percent (2%), or (ii) the same percentage as the increase, if any, in the Consumer Price Index "U.S. City Average, All Items, All Urban Consumers, 1982-1984" published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI"), during the immediately preceding lease year, determined by comparing the CPI most recently published on the first day of the immediately preceding lease year and that most recently published at the end of said preceding lease year. In no event shall Rent increase by more than two percent (2%) during any single year. In the event the CPI shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the percentage increase shall be made with the use of such conversion factor, formula, or table for converting such index as may be published by the Bureau of Labor Statistics. If publication of the index is discontinued, the parties hereto shall select another index which best measures inflation in the Denver, Colorado area for purposes of making these calculations.

      3.3 Interest. In the event any Rent or Additional Rent is not paid within ten (10) days of when due, the amount so unpaid shall bear interest at the rate of one percent (1%) per month until paid.


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      4. OPTIONS TO RENEW.

            4.1 Extension of Term. Tenant shall have the options to renew this Lease and to extend the Term hereof for eight (8) additional, consecutive five
(5) year terms. Tenant may exercise the renewal options by giving written notice to Landlord not less than one hundred eighty (180) days prior to the expiration of the then-current term. The first renewal term shall commence on the date following the expiration of the original term, and subsequent renewal terms shall commence on the day following the expiration of the previous renewal term. All terms and conditions of this Lease shall remain the same during the renewal term(s), except that Rent to be paid hereunder shall be as provided for in
Section 4.2 hereof. The parties acknowledge that time is strictly of the essence in this Lease, such that if Tenant does not timely give notice of such renewal, Tenant's rights to renew as set forth in this section will immediately terminate and be of no further force or effect.

            4.2 Renewal Term Rent.

                  (a) First Renewal Term. On the first day of the first renewal term (if any), monthly Rent payable hereunder shall be increased from that payable for the first five (5) years of the original lease term in accordance with Section 3.1 by the lesser of (i) twenty-five percent (25%), or (ii) the same percentage as the increase, if any, in the CPI during the last five (5) years of the original lease term, determined by comparing the CPI most recently published as of the fifth anniversary of the Commencement Date, and that most recently published at the end of the original lease term. In no event shall Rent increase by more than five percent (5%) during any single year within the applicable term or twenty-five percent (25%) during the entire said term.

                  (b) Subsequent Renewal Terms. On the first day of subsequent renewal terms (if any), monthly Rent payable hereunder shall be increased from that payable in the immediately preceding renewal term by the lesser of (i) twenty-five percent (25%), or (ii) the same percentage as the increase, if any, in the CPI during the immediately preceding renewal term, determined by comparing the CPI most recently published at the commencement date of the immediately preceding renewal term and that published at the end of said preceding renewal term. In no event shall Rent increase by more than five percent (5%) during any single year within the applicable renewal term or twenty-five percent (25%) during the entire said renewal term.

      5. USE.

            5.1 Permitted Use. Tenant may use the Premises for the operation of automobile dealerships, servicing facilities, and related uses, and for no other purpose without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

            5.2 Operations. Tenant shall comply with all Applicable Laws affecting the use of the Premises. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any


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other tenants. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Laws specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Laws.

            5.3 Landlord's Inspection. Landlord, prospective purchasers, prospective lenders, and the holders of any mortgages, deeds of trust, option agreements, or ground leases, or another prior right on the Premises, and their agents, employees, contractors and designated representatives, shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times following reasonable notice to Tenant, for any reasonable purpose of Landlord or such parties, including, without limitation, to examine the Premises, to exhibit the Premises to others, or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease. Landlord shall exercise its rights under this section at such times and in such a manner as to minimize interference with Tenant and its operations on the Premises. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key without liability to Tenant and without affecting this Lease. Such entry shall not be construed as a manifestation by Landlord of an intent to terminate this Lease. Tenant shall not, without the prior consent of Landlord, change the locks or install additional locks on any entry door or doors to the building.

      6. HAZARDOUS SUBSTANCES.

            6.1 Tenant's Compliance. Tenant shall not, other than in full compliance with all Applicable Laws and as is necessary for the conduct of Tenant's business in the ordinary course, engage in any activity in or about the Premises involving (i) the installation or use of any above or below ground storage tank, or (ii) the generation, possession, use, storage, transportation or disposal of Hazardous Substances. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substances), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any


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documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

            6.2 Indemnification. Tenant hereby agrees, at its sole cost and expense, to be directly responsible for and to indemnify, protect, defend and hold Landlord, its directors, officers, employees, and agents, option, harmless from and against any and all losses, damages (whether direct or consequential), liabilities, judgments, costs, claims, liens, expenses, fines, injunctions, suits, proceedings, disbursements, penalties, loss of permits, attorneys', experts' and consultants' fees and disbursements, and court costs arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant, its agents, contractors, subcontractors, independent contractors, employees, invitees, licensees, or by anyone under Tenant's control, in violation of this section or as a result of a breach of Tenant's covenant set forth in Section 6.1 above. Tenant's obligations under this Section 6.2 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

            6.3 Landlord's Representations. Except as set forth on Schedule 6.3 attached hereto, Landlord hereby represents, warrants, and covenants to Tenant that, as of the date of mutual execution of this Lease, to the actual, present knowledge of Landlord, without investigation: (i) except in full compliance with all Applicable Laws, no Hazardous Substances (a) have been used, treated, stored, disposed of, released, spilled, generated, manufactured, or otherwise handled on the Premises, or transported to or from the Premises, (b) have been spilled, released, intruded, leached, or disposed of from the Premises onto adjacent property, or (c) have otherwise come to be located on or beneath the Premises; (ii) the Premises and all operations conducted thereon have been in full compliance with all applicable Environmental Laws; (iii) no liens have been placed on the Premises under any Environmental Laws, and Landlord has no actual, present knowledge, without investigation, of any threatened or pending liens; and (iv) Landlord has received no written notice and has no actual, present knowledge, without investigation, of any administrative or judicial investigations, proceedings, or actions with respect to violations, alleged or proven, of any Environmental Laws by Landlord or otherwise involving the Premises or the operations conducted thereon. Landlord hereby agrees, at its sole cost and expense, to indemnify, protect, defend, and hold Tenant, its directors, officers, employees, and agents, harmless from and against any and all losses, damages (whether direct or consequential), liabilities, judgments, costs, claims, liens, expenses, fines, injunctions, suits, proceedings, disbursements, penalties, loss of permits, attorneys', experts' and consultants' fees and disbursements, and court costs arising as a result of a breach by Landlord of any representations and warranties contained in this Section 6.3.


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            6.4 Definitions. For purposes of this Lease, the terms
"Environmental Laws" and "Hazardous Substances" shall have the following meanings: (i) Environmental Laws - All federal, state, and local statutes, regulations, ordinances, directives, and rules pertaining to the protection of human health or the environment that are applicable to the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Recovery Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, as amended, and the Hazardous Materials Transportation Act, together with all regulations pertaining thereto; (ii) Hazardous Substances - All dangerous, toxic, or hazardous pollutants, contaminants, chemicals, waste, materials, or substances as defined in or governed by the provisions of any Environmental Laws, including, without limitation, polychlorinated biphenyls, dioxin, nuclear fuel or waste, and petroleum and its fractions, or any other waste, substance, pollutant, or contaminant which would subject the owner or operator of the Premises to any damages, penalties, or liabilities under any applicable Environmental Laws.

      7. MAINTENANCE AND REPAIR.

            7.1 Tenant's Obligation. Tenant agrees, throughout the Term of this Lease, including any extensions or renewals hereof, to maintain and repair the Premises in good order and condition, to keep the Premises clean and to remove all refuse, trash and debris therefrom, and to surrender the Premises in the same order and repair as at the commencement of the Term of this Lease, reasonable wear and tear and damage by condemnation excepted, upon the expiration or sooner termination of the Term of this Lease, and to comply with all Applicable Laws and notices issued by any Governmental Authority having jurisdiction of the Premises, as well as with the reasonable recommendations with respect to Tenant's use and occupancy of the Premises made by insurance carriers insuring the Premises. Without limiting the generality of the foregoing, Tenant, at Tenant's sole cost and expense, shall provide (i) maintenance, repair, and replacement of the electrical, heating, plumbing, elevators, sprinkler and air conditioning systems in the Premises; (ii) repair, maintain, and replace all exterior and interior doors, windows, partitions, lighting, glass, floor surfaces, entry ways, roof, and parking areas; and (iii) generally keep and maintain the Premises, both interior and exterior, structural or nonstructural, in good repair and condition.

            7.2 Compliance with Laws. Tenant shall comply with and make all repairs, alterations, additions or replacements to the Premises, including appurtenances, equipment, facilities and fixtures therein, to fully comply with any Applicable Law, and shall keep the Premises equipped with all safety appliances so required because of such use or occupancy, and otherwise to comply with the orders and regulations of any Governmental Authority.

            7.3 Condition of Premises. Landlord hereby represents, warrants, and covenants to Tenant that, as of the date hereof, to the actual, present knowledge of Landlord, without investigation, the structural portions of the improvements on the Premises, including, without limitation, the roof, downspouts, gutters, foundation, and structural supports, are in good condition and repair.


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      8. ALTERATIONS. Except as otherwise set forth herein, Tenant may make non-structural, cosmetic alterations to the Premises that do not affect any building systems without the prior consent of Landlord. All other alterations, subdivisions, installations, decorations, sign installations, improvements, additions or other physical changes in or about the Premises, including those which are necessary to satisfy any Applicable Laws, may only be done with Landlord's prior written consent, which consent shall not unreasonably be withheld or delayed, subject to Section 20.18. Landlord may condition its consent to an alteration upon Tenant's removal of the alteration at the expiration or earlier termination of this Lease. In the event Tenant makes an alteration without first obtaining Landlord's consent as required by this section, without limiting any other remedies available to Landlord, Landlord may notify Tenant and require removal of the alteration at the end of the term of this Lease. Any such alterations by Tenant during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Laws. Upon removal of an alteration, Landlord shall repair any damage caused by such removal.

      9. INSURANCE.

            9.1 Liability Insurance. Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance protecting Tenant and Landlord, as an additional insured, against claims for bodily injury, personal injury, and property damage based upon, involving, or arising out of the ownership, use, occupancy, maintenance, or repair of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence, which coverage limit may be increased by Landlord during the term hereof as commercially reasonable by notice to Tenant, and Tenant will obtain such increased insurance coverage within thirty (30) days of such notice. Tenant will also obtain an excess liability umbrella insurance coverage policy in an amount not less than $10,000,000, naming Landlord as an additional insured.

            9.2 Casualty Insurance. Tenant shall also obtain and keep in force during the Term of this Lease a policy or policies insuring against loss or damage to the Premises and all improvements thereon, naming Landlord as the loss payee. Such insurance shall be for full replacement cost, as the same shall exist from time to time, and shall name Landlord and any lenders of Landlord as additional insureds.

            9.3 Personal Property Insurance. Tenant, at its cost, shall either by separate policy or by endorsement to a policy already carried, maintain insurance coverage on all personal property, trade fixtures and alterations in, on, or about the Premises. Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used for the replacement of personal property and the restoration of fixtures and alterations.

            9.4 Garage Keeper's Insurance. Tenant shall also obtain and keep in force during the Term of this Lease a Garage Keeper's insurance policy or policies in an amount not less than $400,000 per occurrence.


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            9.5 Insurance Policies. Insurance required hereunder shall be from companies duly licensed to transact business in the state in which the Premises are located, and maintaining during the policy term a 'General Policyholders Rating' of at least B +, V, as set forth in the most current issue of 'Best's Insurance Guide', or such commercially reasonable greater rating that may be specified by Landlord from time to time. Neither party shall do or permit to be done anything which shall invalidate the insurance policies referred to in this section. Upon reasonable request by Landlord or Tenant, the other party shall deliver to the requesting party, within seven (7) days, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under this section. No such policy may be cancelable or subject to modification except after thirty (30) days' prior written notice to the other party. Nothing herein shall prevent Tenant from maintaining the insurance required hereunder by a blanket or umbrella policy or policies obtained by Tenant or Tenant's parent or affiliated entity. In the event of any claim under any insurance policies, Tenant will promptly pay the deductible.

            9.6 Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils insured against under this Section 9, but only to the extent of available insurance proceeds. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

            9.7 Exemption of Landlord from Liability. Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or from other sources or places, except for any such damage or injury that arises out of Landlord's negligence or breach of this Lease that is not otherwise insured.

      10. TAXES. Tenant shall pay prior to delinquency all taxes and assessments which may be levied upon or assessed against the Premises, and all taxes or assessments levied upon or assessed against the improvements situated thereon, together with all taxes levied upon or assessed against the personal property, fixtures, or equipment situated upon the Premises; provided, however, that any taxes or assessments which may be levied or assessed for a period beginning prior to the Commencement Date or ending after the Expiration Date shall be prorated between Landlord and Tenant as of such date or dates. Tenant shall not be obligated to pay any income tax or other tax, assessment, or charge which may be levied or become due by reason of the rents and profits received by Landlord as a result of this Lease.

      11. DAMAGE. In the event of damage to or destruction of the Premises, or to any portion thereof, caused by fire or other casualty, and if such damage or destruction cannot be


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restored as determined by mutual agreement of Landlord and Tenant within one hundred twenty (120) days after commencement of the work to the condition as existed immediately prior to such damage or destruction, then Tenant shall have the right to terminate this Lease by notice to Landlord given no less than thirty (30) days from the date of such casualty. If Landlord and Tenant are unable to agree whether the Premises can or should be restored, such determination will be submitted to arbitration pursuant to Section 21. If Tenant elects to so terminate, this Lease shall terminate on the date specified in Tenant's termination notice to Landlord, which termination date shall be no earlier than thirty (30) days nor later than one hundred-eighty (180) days after the date of such casualty, and Tenant shall pay the Rent and all Additional Rent to that date. If this Lease is not so terminated, Landlord shall, at its sole cost and expense, promptly repair such damage and restore the Premises to the condition that existed immediately prior to such damage. If the damage to the Premises or Landlord's repair thereof renders the Premises untenantable for a period in excess of nine (9) months from the date of the casualty and the Premises are not actually used by Tenant, Rent payable hereunder shall be abated following such nine (9) month period to the extent the Premises are untenantable and are not actually used by Tenant until the Premises are rendered tenantable and available for use by Tenant.

      12. EMINENT DOMAIN.

            12.1 Entire Taking. If all of the Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rents, Additional Rents and other payments shall be paid to that date. Sale by Landlord of all or part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this section as a taking by condemnation, and shall be subject to the terms of this section.

            12.2 Constructive Taking of Entire Premises. In the event of a taking of a part but less than all of the Premises, where Tenant and Landlord mutually agree that the remaining portions of the Premises cannot be economically and effectively used by Tenant (whether on account of physical, economic, aesthetic or other reasons), Tenant may elect to terminate this lease by delivering a written notice to Landlord of such election not more than sixty
(60) days after the date of taking. The term of this Lease shall expire upon such date as Tenant shall specify in the notice but not earlier than sixty (60) days after the date of such notice.

            12.3 Partial Taking. In case of taking of a part of the Premises, or a portion thereof not required for the reasonable use of the Premises, as mutually determined by Landlord and Tenant, then this Lease shall continue in full force and effect and Rent shall be equitably reduced effective as of the date title to such portion vests in the condemning authority.

            12.4 Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award. Tenant shall have the right, however, to make a separate claim and recover a separate award from the condemning authority for compensation for any loss incurred for Tenant's moving expenses, business


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interruption, taking of Tenant's personal property, equipment and trade fixtures. In addition, if the taking occurs during the first fifteen (15) years of the term of this Lease, Tenant shall be entitled to a portion of any award equal to the depreciated book value as of the date of the taking of any leasehold improvements owned by Tenant at the Commencement Date (but not any improvements made or installed after the Commencement Date).

            12.5 Dispute. In the event the Landlord and Tenant cannot agree pursuant to Section 12.2 and 12.3 above, the issue of whether the Premises can be economically and effectively used by Tenant will be submitted to arbitration pursuant to Section 21.

      13. DEFAULTS AND REMEDIES.

            13.1 Default By Tenant. If at any time Tenant shall fail to remedy any default in the payment of Rent due under this Lease within fifteen (15) days after the date of written notice from Landlord of any such failure, or shall fail to remedy any default in any of the other provisions, covenants or conditions of this Lease to be kept or performed by Tenant within a period of thirty (30) days after the date of written notice from Landlord, Landlord shall have the right to pursue any remedy available to Landlord at law or in equity or as set forth in Section 13.2 hereof on account of such default. Provided, however, that if such default cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default of this Lease if Tenant commences curative action within said thirty (30) day period and diligently, continuously without interruption, and in good faith continues to pursue the same to completion. Provided, further, that Landlord shall not be required to deliver to Tenant notice of Tenant's default under the same Lease provision more than two
(2) times in any twelve (12) month period.

            13.2 Remedies of Landlord.

                  (a) Termination. If a default has occurred in accordance with the preceding subsection, then Landlord may, without notice, institute summary proceedings, terminate all services, dispossess Tenant and the legal representative of Tenant or other occupants of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant shall remain liable for damages as provided herein.

                  (b) Landlord's Re-entry. Upon default, Landlord, in addition to any other rights or remedies it may have, at its option, may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein. Landlord may also terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, re-let the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, re-entry and/or dispossession by summary proceedings or otherwise, all Rent shall become due thereupon and be paid up to the time of such re-entry or dispossession, together with such expenses as Landlord may incur in connection with such default for attorneys fees, advertising


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expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental.

                  (c) Re-letting the Premises. At the option of Landlord, rents received by Landlord from such re-letting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent due hereunder; second, to the payment of any costs and expenses of such re-letting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any alteration and changes in the Premises; third, to the payment of Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. In no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder. No such re-entry or taking possession, of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. Should Landlord at any time terminate this Lease by reason of such default, in addition to any other remedy it may have, it may recover from Tenant as damages the amount of Rent reserved in this Lease for the balance of the Term, as it may have been extended, over the then fair market rental value of the Premises for the same period, plus all court costs and attorneys' fees incurred by Landlord in the collection of the same.

            13.3 Default by Landlord. Landlord shall be in default under this Lease if Landlord fails or refuses to perform any of Landlord's obligations under this Lease within thirty (30) days after notice of the default has been given by Tenant to Landlord and the holder of any Encumbrance (as hereinafter defined) of which Tenant has been given written notice. If the default cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default of this Lease if Landlord or the holder of any encumbrance commences to cure the default within said thirty (30) day period and diligently and in good faith continues to pursue the same to completion. Should Landlord fail to pay or discharge any obligation which Landlord is obligated under this Lease to pay or discharge, Tenant shall have the right, but not the obligation, at any time to pay or discharge any such obligation. Should Tenant elect to pay or discharge any such obligation, Landlord shall, upon demand, reimburse Tenant for the full amount thereof, together with interest at the rate of ten percent (10%) per annum as well as Tenant's expenses incurred in connection therewith, including reasonable attorney's fees.

            13.4 Trial by Jury. Landlord and Tenant shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

            13.5 Holdover by Tenant. In the event Tenant remains in possession of any portion of the Premises after the expiration of the Term without the written permission of

Landlord, Tenant shall be deemed to be occupying such portion of the Premises as a tenant from month to month, at a monthly rental equal to 200% of the monthly installment of Rent payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

            13.6 Waiver of Default. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any covenant, condition, or duty of the other shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty of the other party, unless in writing signed by the party against whom waiver is sought.

      14. ASSIGNMENT, SUBLETTING. Tenant may assign this Lease or sublet all or any portion of the Premises to any entity that is owned at least seventy-five percent (75%) by Lithia Motors, Inc. without the prior consent of, but with prior written notice to, Landlord. Tenant may so assign or sublet to any other party only with the prior consent of Landlord, which consent shall not unreasonably be withheld or delayed if the proposed assignment or subletting is in connection with the sale of the business located on the Premises, subject to
Section 20.18, but otherwise may be withheld in Landlord's sole and absolute discretion in all other circumstances, and provided further that: (1) such consent to any assignment or subletting shall not relieve Tenant from its obligations as primary obligor (and not as surety or guarantor) for the payment of all rental due hereunder, and for the full and faithful observance and performance of the covenants, terms and conditions herein contained; (2) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the use provisions contained herein;
(3) the proposed subtenant or assignee is a reputable party of reasonable financial worth in light of the responsibilities involved, and Tenant shall have provided Landlord with reasonable proof thereof; (4) Tenant is not in default hereunder at the time it makes its request; and (5) Landlord's obligation not to unreasonably withhold consent to an assignment in connection with a sale of the business is subject to Section 20.18. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling percentage of the corporate stock of Tenant, shall constitute and be deemed an assignment for purposes of this section. Consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the consent of Landlord to any further assignment or subletting, nor shall the collection of Rent by Landlord from any assignee, subtenant or other occupant be deemed a waiver of this covenant or an acceptance of the assignee or subtenant as Tenant or a release of Tenant from the covenants in this Lease on Tenant's part to be performed. Tenant and any assignee or subtenant shall be jointly and severally liable for the obligations of this Lease. Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant and the employees of Tenant, nor shall Tenant permit any part of the Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Premises other than Tenant, and employees, customers and others having lawful business with Tenant.

      15. RIGHT OF REFUSAL TO PURCHASE. During the Term hereof, should Landlord receive a bona fide offer from any third party to purchase the Premises which Landlord desires to accept, Landlord shall, before accepting such offer, notify Tenant in writing of all of the terms and conditions thereof and shall first offer in writing to sell the Premises to Tenant upon the same terms and conditions. Upon receipt of any such notice and offer from Landlord, Tenant shall have twenty (20) days thereafter within which to accept the same. Should Tenant fail to accept any such offer within said twenty (20) day period, Landlord shall be free to sell the Premises to the original offeror upon the same terms and conditions offered to Tenant without further notice to Tenant, which sale shall be subject to this Lease, except that Tenant's right of first refusal contained herein shall thereupon terminate. Should Landlord, after having made such offer to Tenant as above-described, fail to sell the Premises to the original offeror upon the same terms and conditions offered to Tenant within one hundred-eighty (180) days of making such offer to Tenant, Landlord shall give Tenant notice in the manner set forth above of any further or different offers received by Landlord for the purchase of the Premises and shall first offer to sell the same to Tenant upon the same terms and conditions before accepting any such further or different offer. In the event Tenant does not exercise its right to purchase the Premises and the same is sold in accordance with this section to the original offeror, Tenant's rights under this section shall terminate upon such sale. The foregoing notwithstanding, Tenant's right of first refusal contained in this section shall not be effective and shall not apply in the event of, and Landlord shall not be required to first offer to sell the Premises to Tenant prior to: (a) the transfer of the Premises to and among
(i) entities or trusts, directly or indirectly owned, controlled, controlling, or under common control by or with Landlord, (ii) W. Douglas Moreland or Carol Moreland, or any person who is a descendant, by blood relation or adoption, of
W. Douglas Moreland or Carol Moreland, or any spouse or adopted child of any of the foregoing (the "Related Parties"), or (iii) any entity or trust, directly or indirectly owned, controlled, controlling, or under common control by or with Landlord or one or more Related Parties; (b) the granting of a bona fide mortgage, deed of trust, ground lease, or other financing arrangement, or the foreclosure or deed in lieu of foreclosure thereunder; or (c) the exercise by any holder of any prior rights in and to the Premises, including, without limitation, any option holders; provided, however, that any such transfer of the Premises shall be subject to this Lease, including Tenant's right of first refusal contained herein.

      16. TENANT FINANCING

            16.1 Leasehold Mortgages. Tenant shall have the unrestricted right to mortgage or otherwise encumber its leasehold interest under this Lease. Tenant shall notify Landlord of the existence, identity, and address of any Leasehold Mortgagee, and shall provide Landlord with a copy of all recorded instruments constituting the Leasehold Mortgage.

            16.2 Protection of Leasehold Mortgagees. So long as any such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

                  (a) No cancellation, surrender or modification of this Lease shall be effective as to any Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee.

                  (b) Landlord, upon providing Tenant any notice of (i) a default under this Lease, (ii) a termination of this Lease, or (iii) a matter on which Landlord may predicate or claim a default, shall at the same time provide a copy of such notice to every Leasehold Mortgagee of which Landlord has been provided notice in accordance with this section. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee of which Landlord has been provided notice in accordance with this section. From and after the date such notice has been given to Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period, after the giving of such notice upon it, for remedying any default or acts or omissions which are the subject matter of such notice which can be remedied by such Leasehold Mortgage, or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant. Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant.

                  (c) In the event a Leasehold Mortgage acquires Tenant's leasehold interest under this Lease by foreclosure of the Leasehold Mortgage or otherwise, Landlord agrees to recognize said Leasehold Mortgage as the tenant hereunder, subject to all of the terms and conditions of this Lease, including, without limitation, the subordination provisions in Section 18 hereof.

                  (d) Subject always to Section 20.18 hereof, Landlord agrees to consent to any commercially reasonable amendment to this Lease as may be reasonably requested by any Leasehold Mortgagee of Tenant. If Landlord and Tenant disagree as to the reasonableness of such a request, the dispute shall be submitted to arbitration pursuant to Section 21.

      17. LANDLORD'S WAIVER. If Tenant (or its affiliated or related entities) shall acquire trade fixtures, equipment, machinery, inventory, or other goods and effects ("Personal Property") subject to a purchase money security interest, or shall lease any of the same, or if any lender provides Tenant with financing, the proceeds of which are intended to enable Tenant to use and occupy the Premises or to operate Tenant's business, and such financing is secured in whole or in part by a lien on such Personal Property, Landlord shall, upon request from Tenant, execute a waiver, in a commercially reasonable form and content acceptable to the holders of any such security interest or the lessor under any such lease, of any right it may have to distrain upon or secure a lien against such Personal Property for Tenant's failure to pay Rent, or any other event of default under the terms, covenants, conditions and provisions of this Lease, and to allow the holders of any such security interest or the lessor under any such lease to remove such Personal Property from the Premises.

      18. MORTGAGE PRIORITY; SUBORDINATION. It is agreed that this Lease may, at the option of Landlord, be made subordinate to any ground or underlying leases, mortgages, or deeds of trust which may hereafter affect the real property of which the Premises forms a part, and that Tenant, or Tenant's successors-in-interest, will execute and deliver upon the demand of Landlord, any and all instruments reasonably requested by Landlord subordinating this Lease to such lease, mortgage, or deed of trust. Tenant's agreement to subordinate this Lease is subject to and is conditioned upon its receipt from the holder or any such lease, mortgage, or deed of trust, a commercially reasonable form of non-disturbance agreement, that provides that, as long as Tenant pays the rent and observes and performs all of the provisions of this Lease, and as long as the Lease is not otherwise terminated pursuant to its terms, no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of such lease, mortgage, or deed of trust, or other steps or procedures taken thereunder, shall affect Tenant's rights under this Lease. Tenant agrees that, at the option of the landlord under any ground lease hereafter affecting the real property of which the Premises forms a part, Tenant will attorn to said landlord in the event of the termination or cancellation of such ground lease and, if requested by said landlord, enter into a new lease with said landlord (or a successor ground lessee designated by said landlord) for the balance of the term then remaining under this Lease upon the same terms and conditions as those herein provided. In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust hereafter affecting the real property of which the Premises forms a part, the holder of any such mortgage or deed of trust (or purchaser at any sale pursuant thereto) will have the option of (a) supplementing this section to require Tenant to attorn to such holder or purchaser, or to enter into a new lease with such holder or purchaser (as landlord) for the balance of the term then remaining under this Lease upon the same terms and conditions as those provided in this Lease, or (b) notwithstanding this section, to elect that this Lease become or remain, as the case may be, superior to said mortgage or deed of trust.

      19. OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION.

            19.1 Ownership. Subject to Landlord's right to require their removal at the expiration or earlier termination of this Lease in accordance with
Section 8 hereof, all alterations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Unless otherwise instructed by Landlord pursuant to Section 8, all Tenant-owned alterations shall, at the expiration or earlier termination of this Lease, become the property of Landlord and remain upon the Premises and be surrendered with the Premises by Tenant.

            19.2 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, broom clean and free of debris, and in the similar operating order, condition, and state of repair that existed as of the Commencement Date, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by the maintenance, repair, and replacement practice required under this Lease. Except for those alterations required to be removed by Landlord, the Premises, as surrendered, shall include the alterations. Tenant shall remove Tenant's trade fixtures, furnishings, equipment, and alterations required to be removed by Landlord pursuant to
Section 8, and shall repair any damage caused by such removal, Tenant shall also remove any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant, all as may then be required by Applicable Laws. Tenant's trade fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises in accordance with this Lease.

20. MISCELLANEOUS PROVISIONS.

            20.1 Quiet Possession. Upon payment by Tenant of the Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. Landlord warrants that Landlord has full right and sufficient title to lease the Premises for the term and upon the terms and conditions set forth herein, subject to covenants, conditions, restrictions, rights, options, encumbrances, and rights-of-way of record. Landlord hereby agrees, at its sole cost and expense, to indemnify, protect, defend, and hold Tenant, its directors, officers, employees, and agents, harmless from and against any and all losses, damages (whether direct or consequential), liabilities, judgments, costs, claims, liens, expenses, fines, injunctions, suits, proceedings, disbursements, penalties, loss of permits, attorneys', experts' and consultants' fees and disbursements, and court costs arising as a result of a breach by Landlord of the representations and warranties contained in this Section 20.1.

            20.2 Liens. Neither Landlord nor Tenant shall permit any judgment lien, lien for payment of real property taxes, or construction or materialman's lien for any work done, materials furnished, or for the performance of any other construction work for which each such respective party is responsible, to be placed against the Premises; provided, however, that the responsible party may contest the validity of any such lien to the extent the responsible party posts a bond to cover the lien as provided by Applicable Law or provides other security acceptable to the other party that such contest will not unreasonably jeopardize the other party's interest in the Premises, and upon a final determination of the validity of the contested lien, shall cause the same to be satisfied and released of record.

            20.3 Time of Essence. Time is of the essence with respect to each and every provision of this Lease.

            20.4 Attorneys Fees. In the event either Landlord or Tenant shall institute any action or proceeding against the other relating to any of the terms, covenants, conditions or provisions of this Lease, or any default herein, the unsuccessful party in such action or proceeding shall reimburse the successful party for reasonable attorney's fees and other costs and expenses incurred therein by the successful party, including fees, costs and expenses incurred in any appellate proceeding.

            20.5 Notices. Any notice or demand from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly served if mailed by registered or certified mail, return receipt requested, or by overnight courier, addressed to the address of each party set forth herein, or to such other address as either party shall have last designated by notice in writing to the other party. The foregoing notwithstanding, Landlord may give a notice to pay or quit pursuant to state law and any notices under the forcible entry and detainer laws by posting the same on the Premises in accordance with state law, with a courtesy copy thereof sent to Tenant in accordance with this section, provided that the failure of Tenant to receive such courtesy copy so sent by Landlord shall not affect Landlord's eviction procedure.

            20.6 Brokerage. Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this Lease and each covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof with whom they had dealings.

            20.7 Estoppel Certificates. Each of the parties agrees that it will, at any time and from time to time, within ten (10) business days following written notice by the other party hereto (or any lender of such party) specifying that it is given pursuant to this section, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and any other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not, to the best of knowledge of the signer of such certificate, the other party is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge.

            20.8 Applicable Law and Construction. The laws of the state of Colorado shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision All negotiations, considerations, representations and understandings between the parties are deemed merged into this Lease. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders. This Lease has been negotiated at arms length and shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

            20.9 Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or partnership or joint venture between the parties hereto, it being understood and agreed that no provisions herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

            20.10 Binding Effect of Lease. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. At the request of either party, a memorandum of this Lease and the right of first refusal contained herein will be executed by both parties and may be recorded in the public records of the county in which the Premises is located. Upon signing of this Lease, Tenant will deposit with Landlord a quitclaim deed to release said memorandum, that Landlord agrees not to record until the termination or expiration of this Lease.

            20.11 Transfer of Landlord's Interest. In the event of any transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

            20.12 Effect of Unavoidable Delays. The provisions of this section shall be applicable if there shall occur, during the Term, or prior to the commencement thereof, any (i) strike(s), lockout(s) or labor dispute(s); (ii) inability to obtain labor or materials, or reasonable substitutes therefor; or
(iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or (iv) other conditions similar or dissimilar to those enumerated in this section beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as the result of any of the above-described events, fail punctually to perform any obligation on its part to be performed under this Lease, other than the payment of money, then such delay in performance shall be excused and not be a breach of this Lease by the party in question, but only to the extent such delay is occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of delay occasioned by any above-described event.

            20.13 No Oral Changes. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            20.14 Executed Counterparts of Lease. This Lease may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Lease.

            20.15 Invalid Provisions. If any provision of this Lease is held unlawful or invalid, then this Lease shall continue in full force and effect but such unlawful or invalid provision shall be deemed omitted. If any portion of the Rent shall at any time be held to be higher than the amount which the Landlord may lawfully reserve, then the amount thereof shall be reduced to the highest lawful amount.

            20.16 Entire Agreement. This Lease is the final and complete expression of Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.

            20.17 Exculpation. All personal and separate liability of Landlord or any officer or partner of Landlord under this Lease, of every kind or nature, if any, is waived by Tenant, and by every person now or later claiming by, through, or under Tenant, and Tenant shall look solely to the equity of Landlord in the Premises for any claims against Landlord under this Lease. Such exculpation of liability is absolute and without exception.

            20.18 Landlord's Loan. Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree that all rights of Tenant and all obligations of Landlord under this Lease, except Landlord's obligation to obtain a non-disturbance agreement in accordance with Section 18 hereof, are subject to the terms of any mortgage, deed of trust, or other instrument encumbering the Premises. If the exercise of any such right or the performance of any such obligation would constitute a breach of or default under any such instrument, the right shall not be exercised or the obligation performed unless a consent or waiver is first obtained from the beneficiary of such instrument. The parties agree to use reasonable commercial efforts to obtain a consent or waiver from the beneficiary, but neither party shall have any liability if such consent or waiver cannot be so obtained. This provision shall apply to encumbrances created after the date hereof only if the encumbrance secures a loan from an institutional lender regularly engaged in the business of making loans secured by real estate. In the case of a subsequent encumbrance to which this provision applies, Landlord shall also use reasonable commercial efforts
(i) to include provisions in the governing loan documents to permit, or (ii) to exclude provisions in such loan documents that would prohibit, the exercise of all such rights and the performance of all such obligations as set forth in this Lease, but shall have no liability if it is unable to do so.

      21. DISPUTE RESOLUTION.

            21.1 Mediation. The parties hope there will be no disputes arising out of this Lease. To that end, each commits to cooperate in good faith and to deal fairly in performing its duties under this Lease in order to accomplish their mutual objectives and avoid disputes. But if a dispute arises, the parties agree to resolve all disputes by the following alternate dispute resolution process. The parties will seek a fair and prompt negotiated resolution, but if this is not successful, and except as otherwise set forth herein, all disputes shall be resolved by binding arbitration; provided, however, that during this process, at the request of either party made not later than twenty-five (25) days after the initial arbitration demand, the parties will attempt to resolve any dispute by nonbinding mediation (but without delaying the arbitration hearing date). The parties recognize that negotiation or mediation may not be appropriate to resolve some disputes and agree that either party may proceed with arbitration without negotiating or mediating. Except as set forth in the following sentence, the parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute decided in court by a judge or jury. Anything to the contrary contained herein notwithstanding, the provisions of this Section 21 shall not apply to the exercise by Landlord of any of its rights or remedies contained in Sections 13.1 and 13.2 hereof following a default by Tenant, and the same may be pursued by Landlord without complying with the alternative dispute resolution procedures set forth in this section, except that the determination of any damages that may be owed by Tenant following its default shall be made in accordance with this section.

            21.2 Binding Arbitration. Except as otherwise set forth in Section 21.1, any claim between the parties arising out of or relating to this Lease shall be determined by arbitration in Reno, Nevada (or some other place as the parties may agree). The arbitration shall be conducted before one neutral arbitrator; provided, however, that if either party demands a total award greater than $250,000, including interest, attorneys' fees and costs, then either party may require that there be three (3) neutral arbitrators. If the parties cannot agree on the identity of the arbitrator(s) within ten (10) days of the arbitration demand, the arbitrator(s) shall be selected by the administrator of the American Arbitration Association (AAA) office having jurisdiction over Reno, Nevada. Each arbitrator shall be an attorney with at least fifteen (15) years' experience in real estate law. Whether a claim is covered by this Lease shall be determined by the arbitrator(s). All statutes of limitations which would otherwise be shall apply to any arbitration proceeding hereunder.

            21.3 Procedures. The arbitration shall be conducted in accordance with the AAA Commercial Arbitration Rules with Expedited Procedures, as modified by this Lease. There shall be no dispositive motion practice. As may be shown to be necessary to ensure a fair hearing, the arbitrator(s) may authorize limited discovery, and may enter pre-hearing orders regarding (without limitation) scheduling, document exchange, witness disclosure and issues to be heard. The arbitrator(s) shall not be bound by the rules of evidence or of civil procedure, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator(s) may determine to be appropriate. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues.

            21.4 Hearing and Award. The arbitrator(s) shall take such steps as may be necessary to hold a private hearing within ninety (90) days of the initial demand for arbitration and to conclude the hearing within three (3) days; and the arbitrator(s)'s written decision shall be made not later than fourteen (14) calendar days after the hearing. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator(s) may for good cause afford or permit reasonable extensions or delays, which shall not affect the validity of the award. The written decision shall contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award, the arbitrator(s) shall apply applicable substantive law. Absent fraud, collusion or willful misconduct by an arbitrator, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award injunctive relief or any other remedy available from a judge, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact or which may promote judicial economy, and may award attorneys' fees and costs to the prevailing party, but shall not have the power to award punitive or exemplary damages. If the arbitration is conducted by three arbitrators, the decision and award of the arbitrators need not be unanimous; rather, the decision and award of two arbitrators shall be final.

            21.5 Chrysler Option Agreement. Landlord and Tenant acknowledge that the Premises is subject to that certain option agreement between Landlord, as optionee, and Chrysler Realty Corporation, as optionor ("Chrysler"), presently recorded against the Premises (the "Option Agreement"). Tenant acknowledges that the Premises may only be leased, if at all, to a franchise dealer of Chrysler Corporation products, that this Lease is subject and subordinate to the terms of the Option Agreement, that the terms of the Option Agreement are incorporated in this Lease by this reference as if fully set forth herein, and that in the event of a reconveyance of the Premises to Chrysler, this Lease will automatically cease and terminate as of the date of such reconveyance. In the event this Lease is so terminated upon a reconveyance that occurs as a result of Landlord's act or failure to act in violation of a duty to act, the same shall constitute a breach by Landlord of the representation and warranty of quiet possession contained in Section 20.1 hereof.

      Landlord and Tenant have executed this Lease as of the day and year set forth at the beginning of this Lease.

                                          LANDLORD

                                          MORELAND PROPERTIES, LLC


                                          By:___________________________________
                                          Its:__________________________________

                                          TENANT

                                          LITHIA REAL ESTATE, INC.


                                          By:___________________________________
                                          Its:__________________________________

                                    EXHIBIT A
                               TO LEASE AGREEMENT

                             DESCRIPTION OF PREMISES

That certain real property situated in Arapahoe County, Colorado, legally described as follows:

                                    GUARANTY

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration for, and as an inducement to Landlord to make the foregoing lease with Tenant, the undersigned absolutely and unconditionally guarantees, to Landlord and its successors, the full payment and performance and observation of all of the terms, covenants, conditions, provisions and agreements therein provided to be performed or observed by Tenant, without requiring any notice of nonpayment, non-performance or non-observance, or proof, or notice, or demand, all of which the undersigned expressly waives. The undersigned expressly agrees that the validity of this guaranty and the obligations of the undersigned as guarantor hereunder will in no way be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the lease. Landlord may grant extensions of time and other indulgences and may modify, amend and waive any of the terms, covenants, conditions, provisions or agreements of the lease, and discharge or release any party or parties to the lease, all without notice to the undersigned and without in any way impairing, releasing or affecting the liability or obligation of the undersigned. The undersigned agrees that Landlord may proceed directly against the undersigned without taking any action under the lease and without exhausting Landlord's remedies against Tenant; and no discharge of Tenant in bankruptcy or in any other insolvency proceedings will in any way or to any extent discharge or release the undersigned from any liability or obligation under this guaranty. The undersigned further covenants and agrees that this guaranty will remain and continue in full force and effect as to any renewal, modification or extension of the lease, and that no subletting and no assignment of the lease, with or without Landlord's consent, will release or discharge the undersigned. As a further inducement to Landlord to make the lease and in consideration of the lease, Landlord and the undersigned covenant and agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matter whatsoever arising out of, under, or by virtue of any of the terms, covenants, conditions, provisions or agreements of the lease or of this guaranty, Landlord and the undersigned will and do hereby waive trial by jury. The undersigned agrees to pay, in addition to any damages which a court of competent jurisdiction may award, such amount or amounts as the court may determine to be reasonable attorneys' fees and costs incurred by Landlord or its successors or assigns in the enforcement of this guaranty. In the event Landlord or the undersigned institute any action or proceeding against the other relating to this guaranty, the unsuccessful party in such action or proceeding shall reimburse the successful party for reasonable attorneys' fees and other costs and expenses incurred therein by the successful party. All rights under this guaranty will inure to the benefit of any successors or assigns of Landlord.

      Dated as of the ___________ day of ______, 1999.

                              GUARANTOR:

                              LITHIA MOTORS, INC.


                              By: ____________________________
                              Its: ___________________________

                              Address:
                              360 E. Jackson St.
                              Medford, Oregon 97501